As filed with the Securities and Exchange Commission on March 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARGO Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	84-4080422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

835 Industrial Road, Suite 400 San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

CARGO Therapeutics, Inc. 2023 Incentive Award Plan

(Full Title of the Plan)

Gina Chapman

Chief Executive Officer

CARGO Therapeutics, Inc.

1900 Alameda De Las Pulgas, Suite 350

San Mateo, California

(650) 379-6143

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

B. Shayne Kennedy

Benjamin A. Potter

J. Ross McAloon

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, CARGO Therapeutics, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 is filed by the Registrant, relating to 2,302,126 shares of its common stock, $0.001 par value (the “Common Stock”), issuable to eligible employees, directors and consultants of the Registrant under the Registrant’s 2023 Incentive Award Plan (the “2023 Plan”). Shares available for issuance under the 2023 Plan were previously registered on registration statements on Form S-8 filed with the SEC on November 14, 2023 (File No.  333-275556) and March 22, 2024 (File No.  333-278160) (collectively, the “Prior Registration Statements”). The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities. Pursuant to Section E of the General Instructions to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)

The contents of the Registrant’s earlier Registration Statements on Form S-8 relating to the 2023 Plan, previously filed with the SEC on November 14, 2023 (File No. 333-275556) and March 22, 2024 (File No. 333-278160);

(b)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 12, 2025;

(c)	the Registrant’s Current Report on Form 8-K filed with the SEC on January 29, 2025; and

(d)

the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A, filed with the SEC on November 7, 2023, and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2024.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference			Filed Herewith
		Form	Date	Number

4.1	Amended and Restated Certificate of Incorporation, as amended, currently in effect	8-K	11/14/2023	3.1

4.2	Bylaws, as amended, currently in effect	8-K	11/14/2023	3.2

4.3	Form of Common Stock Certificate	S-1/A	11/6/2023	4.2

5.1	Opinion of Latham & Watkins LLP				X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)				X

23.2	Consent of independent registered public accounting firm				X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement				X

99.1(a)#	2023 Incentive Award Plan	S-8	11/14/2023	99.2(a)#

99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2023 Incentive Award Plan	S-8	11/14/2023	99.2(b)#

99.1(c)#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2023 Incentive Award Plan	S-8	11/14/2023	99.2(c)#

107	Filing Fee Table				X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on the 12th day of March, 2025.

CARGO Therapeutics, Inc.

By:	/s/ Gina Chapman
	Name:	Gina Chapman
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Gina Chapman and Anup Radhakrishnan, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gina Chapman Gina Chapman	Chief Executive Officer and Director (principal executive officer)	March 12, 2025

/s/ Anup Radhakrishnan Anup Radhakrishnan	Chief Financial Officer and Chief Operating Officer (principal financial officer and principal accounting officer)	March 12, 2025

/s/ John Orwin John Orwin	Director	March 12, 2025

/s/ Abraham Bassan Abraham Bassan	Director	March 12, 2025

/s/ Reid Huber Reid Huber	Director	March 12, 2025

/s/ David Lubner David Lubner	Director	March 12, 2025

/s/ Krishnan Viswanadhan Krishnan Viswanadhan	Director	March 12, 2025

Signature	Title	Date

/s/ Kapil Dhingra Kapil Dhingra	Director	March 12, 2025

/s/ Jane Pritchett Henderson Jane Pritchett Henderson	Director	March 12, 2025